Exhibit 10 (x)

                                                                       Execution
                                                                            Copy


                                SECOND AMENDMENT

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT
                          (Revolving Credit Agreement)


     Second Amendment to Amended and Restated Credit Agreement (the "Amendment") dated as of January 19, 1996 among (i) PIONEER FINANCIAL SERVICES, INC., a Delaware corporation (the "Company"), (ii) AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as administrative agent (in such capacity, the "Agent"),
(iii) AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("ANB"), FIRSTAR BANK MILWAUKEE, N.A. ("Firstar") and BANK ONE, ROCKFORD, NA ("Bank One") (ANB, Firstar and Bank One collectively referred to as the "Existing Banks" and individually as an "Existing Bank") and (iv) FLEET NATIONAL BANK OF CONNECTICUT ("Fleet") (the Existing Banks and Fleet collectively referred to as the "Banks" and individually as a "Bank").

                                 R E C I T A L S

     WHEREAS, the Company, the Agent and the Existing Banks have heretofore entered into an Amended and Restated Credit Agreement dated as of March 22, 1995, as amended by that certain Amendment to Credit Agreement dated as of August 30, 1995 (as so amended, the "Revolving Credit Agreement"), pursuant to which, among other things, the Existing Banks agreed, upon the terms and subject to the conditions set forth therein, to make Loans (as defined in the Revolving Credit Agreement) to the Company;

     WHEREAS, Fleet desires to become a party to the Revolving Credit Agreement and Bank One desires to increase its Commitment under the Revolving Credit Agreement;

     WHEREAS, the Company and the Banks desire to amend certain provisions of the Revolving Credit Agreement to, among other things, affect the foregoing;

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions, Ratification, References. Unless otherwise specifically defined herein, each term used herein that is defined in the Revolving Credit Agreement shall have the meaning assigned to such term in the Revolving Credit Agreement. Except as amended and supplemented hereby, all of the terms of the Revolving Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Revolving Credit Agreement shall from and after the date of this Amendment refer to the Revolving Credit Agreement as amended by this Amendment.

     Section 2.     Amendments to Revolving Credit Agreement.

     2.1 The following definitions that appear in Section 1 of the Revolving Credit Agreement are amended in their entirety to read as follows:

          "`Aggregate Commitment' means the combined Commitments of the Banks in the amount of twenty-seven million dollars ($27,000,000), as such amount may be reduced from time to time pursuant to this Agreement."

          "`Business Day' means any day of the year on which each Bank is open for business in the city where such Bank's main office is located and, in addition, with respect to Eurodollar Rate Loans, any day of the year on which commercial banks are open for business (including dealings in U.S. dollar deposits) in London, England."

          "`Majority Banks' means at any time a group of Banks that shall include ANB and shall hold at least 51% of the Aggregate Commitment, or if the Commitments have expired or been terminated, a group of Banks that shall include ANB and shall hold at least 51% of the sum of (a) the aggregate principal amount of all Loans then outstanding and not repaid,
     (b) the aggregate Stated Amount of all LCs previously issued and then outstanding and (c) the aggregate amount of all Reimbursement Obligations."

          "`Stated Amount' shall mean, with respect to any LC and as of the date of determination, the maximum amount for which a draw or demand for payment may then be made thereunder, whether or not (i) the conditions for making a draw or demand for payment under such LC could then be met and (ii) such maximum amount is defined in such LC as the "Stated Amount" thereof."

     2.2 The term "Banks", wherever such term appears in the Revolving Credit Agreement, shall mean and refer to ANB, Firstar, Bank One and Fleet collectively and the term "Bank" shall mean and refer to any one such Bank individually.

     2.3 Notwithstanding any provision of the Revolving Credit Agreement, the parties acknowledge and agree that from and including the date hereof the Commitments and Commitment Percentages of each Bank are as set forth opposite such Bank's name below:

     Bank                Commitment                    Commitment Percentage

     ANB                 $9,000,000                    33.333333%
     Firstar             $3,000,000                    11.111111%
     Bank One            $9,000,000                    33.333333%
     Fleet               $6,000,000                    22.222222%
                         __________                    ___________
     Total               $27,000,000                   $100.000000%

The parties further acknowledge and agree that (i) on the date hereof the parties shall disburse between and among themselves such amounts representing principal on outstanding Loans under the Revolving Credit Agreement in accordance with that certain Disbursement Memorandum dated the date hereof from the Agent to each of the other parties (the "Disbursement Memorandum"), (ii) interest and fees shall be paid by the Company to the Banks on the next Interest Payment Date or the next fee payment date in accordance with Section 4.2 of the Revolving Credit Agreement, which payment shall take into account the reallocation of principal of outstanding Loans as set forth in the Disbursement Memorandum, and (iii) from and including the date hereof the rights and obligations of each Bank shall be in proportion to the Commitment Percentages set forth above.

     2.4 Section 4.4(a) of the Revolving Credit Agreement is amended by adding the phrase "or participating in any LC" immediately after the phrase "and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Loan", which phrase appears immediately after subsection (B) of such Section 4.4(a).

     2.5 Section 4.4(b) of the Revolving Credit Agreement is amended in its entirety to read as follows:

          "(b) If either (i) of the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by a Bank with any new guideline or request from any central bank or other governmental authority affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and the amount of such capital is increased by or based upon the existence of such Bank's commitment to make or maintain any Loan or to participate in any LC by such Bank hereunder or in the case of the Issuing Bank, its commitment to issue any LC hereunder, then, within 30 days after demand by such Bank, with a copy to the Agent (which demand shall set forth in reasonable detail the basis of such demand), the Company shall pay to the Agent for the account of such Bank, from time to time as reasonably specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to make or maintain any Loan or to participate in any LC hereunder or in the case of the Issuing Bank, its commitment to issue any LC hereunder, provided, however, that any such amount or amounts payable by the Company shall not exceed the increased amount of capital required to be maintained by such Bank and allocable to any such Loan or any such LC, as the case may be, in direct proportion to any such Loan or any such LC."

     2.6 A new Section 4.6 is added to the Revolving Credit Agreement as follows:

          "SECTION 4.6 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for a Bank to make, maintain or fund its Eurodollar Rate Loans, and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Rate Loans shall be suspended. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Rate Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Eurodollar Rate Loan, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Rate Loan, the Company shall borrow a Base Rate Loan or a CD Rate Loan as determined by the Company from such Bank in a principal amount equal to the principal amount of such affected Eurodollar Rate Loan for an Interest Period coincident with the remaining term of the Interest Period applicable to such affected Eurodollar Rate Loan and such Bank shall make such a Base Rate Loan or CD Rate Loan, as the case may be."

     2.7 Sections 10.1(a) and (b) of the Revolving Credit Agreement are amended in their entirety to read as follows:

          "(a) increase or extend the Commitment of any Bank (or reinstate any Commitment pursuant to Section 2.9), extend the expiration date of any LC to a date that is more than one year after the Termination Date, or subject any Bank to any additional obligations;

          (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts (including, without limitation, the payment of any Reimbursement Obligations) due to the Banks (or any of them) hereunder or under any other Related Document;"

     2.8 Sections 10.1(d) and (e) of the Revolving Credit Agreement are redesignated as Sections 10.1(e) and (f), respectively, and a new Section 10.1(d) is added as follows:

          "(d) release any amounts paid pursuant to Section 2.7 of this Agreement, except as expressly permitted by the terms of this Agreement;"

     2.9 Section 10.4(b) of the Revolving Credit Agreement is amended in its entirety to read as follows:

          "(b) The reasonable costs and expenses which the Agent, the Issuing Bank or any Bank incurs in any manner or way with respect to the following shall be part of the Liabilities, payable by the Company within thirty (30) days after demand if at any time after the date of this Agreement the Agent, the Issuing Bank or any Bank, as the case may be: (i) reasonably employs counsel for advice or other representation (A) to represent the Agent, the Issuing Bank or such Bank, as the case may be, in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, the Issuing Bank, such Bank, any other Bank, the Company or any other Person) in any way or respect relating to this Agreement or the Related Documents,
     (B) to enforce any of the Agent's, the Issuing Bank's or such Bank's, as the case may be, rights with respect to the Company under this Agreement and the Related Documents; and/or (ii) reasonably seeks to enforce or enforces any of the Agent's, the Issuing Bank's or such Bank's, as the case may be, rights and remedies with respect to the Company under this Agreement and the Related Documents."

     2.10 Section 10.12(a) of the Revolving Credit Agreement is amended by adding the following sentence to the end of such Section 10.12(a):

     "In addition to the foregoing, any Bank may, without the written consent of the Company, assign or pledge all or any portion of such Bank's rights to payment under its Note to a Federal Reserve Bank, provided that no such assignment or pledge shall release such Bank from any of its obligations under this Agreement."

     Section 3.     Effectiveness.

     3.1 This Amendment shall become effective as of the date hereof upon the execution and delivery of this Amendment and the Agent's having received (i) a Promissory Note substantially in the form of Exhibit A hereto appropriately completed and executed in favor of Bank One, which Promissory Note shall amend, restate and replace in its entirety the existing Promissory Note in favor of Bank One and (ii) a Promissory Note substantially in the form of Exhibit B hereto appropriately completed and executed in favor of Fleet.

     3.2 As soon as administratively possible after the date hereof, Bank One shall deliver to the Agent, and the Agent shall deliver to the Company, the existing Promissory Note in favor of Bank One, marked "Superseded."

     Section 4. Representations and Warranties. Each of the representations and warranties made by the Company in Section 6 of the Revolving Credit Agreement is true and correct as of the date hereof with the same effect as though made on the date hereof (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

     Section 5. No Default. No Event of Default, or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.

     Section 6.     Governing  Law.   This Amendment  shall  be governed  by and
interpreted in accordance with the laws of the State of Illinois, without regard to its conflicts of laws rules.

     Section 7.     Headings.    Section  headings   herein  are  included   for
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute only one agreement.



     IN WITNESS WHEREOF, the Company and each Bank have caused this Amendment to be executed and delivered as of day and year first above written.

THE COMPANY:                       PIONEER FINANCIAL SERVICES, INC.


                                   By:

                                   Title:



THE AGENT:                         AMERICAN NATIONAL BANK AND TRUST
                                     COMPANY OF CHICAGO


                                   By:

                                        Vice President


THE BANKS:                         AMERICAN NATIONAL BANK AND TRUST
                                     COMPANY OF CHICAGO


                                   By:

                                        Vice President

                                   FIRSTAR BANK MILWAUKEE, N.A.


                                   By:

                                   Title:


                                   BANK ONE, ROCKFORD, NA


                                   By:

                                   Title:


                                   FLEET NATIONAL BANK OF CONNECTICUT


                                   By:

                                   Title: